EXHIBIT 23B

                  CONSENT OF BALLARD SPAHR ANDREWS & INGERSOLL

Public Service Electric and Gas Company:

     We consent to the references to us under the headings "EXPERTS" and "LEGAL OPINIONS" in the Prospectus filed as a part of the Registration Statement relating to Mortgage Bonds to which this Consent is attached as an Exhibit.

                                          BALLARD SPAHR ANDREWS & INGERSOLL

Philadelphia, Pennsylvania
February 28, 1994